EXHIBIT 99

November 5, 2024

Cummins Reports Strong Third Quarter 2024 Results

•Third quarter revenues of $8.5 billion; GAAP1 Net Income of $809 million, or 9.6% of sales
•EBITDA in the third quarter was 16.4% of sales; Diluted EPS of $5.86
•The company is maintaining its full year 2024 revenue guidance of down 3% to flat.
•EBITDA is now expected to be approximately 15.5% compared to previous guidance of 15.0% to 15.5%.

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported results for the third quarter of 2024.

“We achieved strong sales and profitability in the third quarter, led by improvement in our Power Systems and Distribution businesses, and have adjusted our full year projection for EBITDA percentage to be at the top end of the prior range,” said Jennifer Rumsey, Chair and CEO of Cummins. “We continue to advance our Destination Zero strategy as we deliver innovative technologies for our customers, strengthen our position in key markets and drive improvement in our financial performance.”

Third quarter revenues of $8.5 billion were flat to the same quarter in 2023. Sales in North America decreased 1% while international revenues increased 2%.

Net income attributable to Cummins in the third quarter was $809 million, or $5.86 per diluted share, compared to $656 million, or $4.59 per diluted share, in 2023. The tax rate in the third quarter was 19.2% including $36 million, or $0.26 per diluted share, of favorable discrete tax items. The third quarter of 2023 included costs related to the separation of Atmus of $26 million, or $0.14 per diluted share.

Earnings before interest, taxes, depreciation and amortization (EBITDA) in the third quarter were $1.4 billion, or 16.4% of sales, compared to $1.2 billion, or 14.6% of sales, a year ago. EBITDA for the third quarter of 2023 included the costs related to the separation of Atmus noted above.

2024 Outlook:

Based on its current forecast, Cummins is maintaining its full-year 2024 revenue guidance to be in the range of down 3% to flat. EBITDA is expected to be approximately 15.5%; at the top end of the previous guidance of 15.0% to 15.5%.

Cummins plans to continue generating strong operating cash flow and returns for shareholders and is committed to our long-term strategic goal of returning 50% of operating cash flow back to shareholders. In the near term, we will focus on reinvesting for profitable growth, dividends and reducing debt.

“We solidified our expectations on profitability for 2024 to the top end of our prior range thanks to continued improvements in Power Systems and Distribution segments. Although we faced slowing demand in the North American heavy-duty truck market during the third quarter and anticipate this trend to persist into the fourth quarter, Cummins remains well-positioned to deliver strong financial performance, invest in future growth and return cash to shareholders,” said Rumsey.

Third Quarter 2024 Highlights:

•Cummins increased its quarterly common stock cash dividend from $1.68 to $1.82 per share. The company has increased the quarterly dividend to shareholders for 15 consecutive years.

•Cummins started full production of the X15N™ natural gas engine at its Jamestown Engine Plant, which celebrated its 50th anniversary in the third quarter. The Cummins X15N is part of the X-series Cummins’ HELM™ lineup, a global engine platform that is derived from a common base and offers multiple fuel types including natural gas, advanced diesel and hydrogen.

•Cummins attended IAA Transportation 2024 in Hannover, Germany, to showcase a diverse portfolio of powertrain and component technologies as part of the company’s Destination Zero strategy to progress industry decarbonization. Highlighted products at the booth included Euro-7 ready X10 and the X15H hydrogen internal combustion engines, a hydrogen fuel cell engine, next-generation lithium iron phosphate battery solutions, eAxles, eTurbocharger, eCompressor and hydrogen fuel storage solutions, as well as fully integrated powertrains.

•Accelera™ by Cummins celebrated the opening of its new electrolyzer manufacturing plant in Guadalajara, Castilla-La Mancha, Spain. The plant has the capacity to produce 500 megawatts (MW) of electrolyzers per year, scalable to more than 1 gigawatt (GW) per year in the future.

•Cummins was recognized as one of the 2024 100 Best Companies by Seramount, an organization focused on empowering inclusive workplaces; named a Veteran Friendly Employer by U.S. Veterans Magazine; and ranked #55 on Glassdoor’s Best Places to Work in 2024.

Third quarter 2024 detail (all comparisons to same period in 2023):

Components Segment

•Sales - $2.7 billion, down 16%
•Segment EBITDA - $351 million, or 12.9% of sales compared to $441 million, or 13.6% of sales, which included the operating results of the Atmus business and $20 million of costs related to its separation
•Revenues in North America decreased by 14% and international sales decreased by 18% primarily due to the separation of Atmus and lower demand in heavy-duty truck.

Engine Segment

•Sales - $2.9 billion, down 1%
•Segment EBITDA - $427 million, or 14.7% of sales, compared to $395 million, or 13.5% of sales
•Revenues decreased 2% in North America and increased 4% in international markets due to softening demand in the North American heavy-duty truck market and strength in global medium-duty truck markets.

Distribution Segment

•Sales - $3.0 billion, up 16%
•Segment EBITDA - $370 million, or 12.5% of sales, compared to $306 million, or 12.1% of sales
•Revenues in North America increased 13% and international sales increased by 25% driven by increased demand for power generation products, particularly for data center applications, and pricing actions.

Power Systems Segment

•Sales - $1.7 billion, up 17%
•Segment EBITDA - $328 million, or 19.4% of sales, compared to $234 million, or 16.2% of sales
•Power generation revenues increased 24% driven by increased global demand, particularly for the data center market. Industrial revenues increased 7% primarily due to strong mining demand more than offsetting weaker oil and gas markets.

Accelera Segment

•Sales - $110 million, up 7%
•Segment EBITDA loss - $115 million
•Revenues increased due to increased electrolyzer installations. Costs associated with the development of electric powertrains, fuel cells and electrolyzers, as well as products to support battery electric vehicles, are contributing to EBITDA losses.
1 Generally Accepted Accounting Principles
About Cummins Inc.
Cummins Inc., a global power solutions leader, is comprised of five business segments – Components, Engine, Distribution, Power Systems and Accelera by Cummins – supported by our global manufacturing and extensive service and support network, skilled workforce and vast technological expertise. Cummins is committed to its Destination Zero strategy, which is grounded in the company’s commitment to sustainability and helping its customers successfully navigate the energy transition with its broad portfolio of products. The products range from advanced diesel, natural gas, electric and hybrid powertrains and powertrain-related components including, aftertreatment, turbochargers, fuel systems, valvetrain technologies, controls systems, air handling systems, automated transmissions, axles, drivelines, brakes, suspension systems, electric power generation systems, batteries, electrified power systems, hydrogen production technologies and fuel cell products. Headquartered in Columbus, Indiana (U.S.), since its founding in 1919, Cummins employs approximately 75,500 people committed to powering a more prosperous world through three global corporate responsibility priorities critical to healthy communities: education, environment, and equality of opportunity. Cummins serves its customers online, through a network of company-owned and independent distributor locations, and through thousands of dealer locations worldwide and earned about $735 million on sales of $34.1 billion in 2023. See how Cummins is powering a world that's always on by accessing news releases and more information at https://www.cummins.com/.
Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward-looking statements include, without limitation, statements relating to our plans and expectations for our revenues, EBITDA and the Settlement Agreements to resolve regulatory proceedings regarding our emissions certification and compliance process for certain engines primarily used in pick-up truck applications in the U.S. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: any adverse consequences resulting from entering into the Settlement Agreements, including required additional mitigation projects, adverse reputational impacts and potential resulting legal actions; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world; evolving environmental and climate change legislation and regulatory initiatives; changes in international, national and regional trade laws, regulations and policies; changes in taxation; global legal and ethical compliance costs and risks; future bans or limitations on the use of diesel-powered products; failure to successfully integrate and / or failure to fully realize all of the anticipated benefits of the acquisition of Meritor, Inc.; raw material, transportation and labor price fluctuations and supply shortages; aligning our capacity and production with our demand; the actions of, and income from, joint ventures and other investees that we do not directly control; large truck manufacturers' and original equipment manufacturers' customers discontinuing outsourcing their engine supply needs or experiencing financial distress, or change in control; product recalls; variability in material and commodity costs; the development of new technologies that reduce demand for our current products and services; lower than expected acceptance of new or existing products or services; product liability claims; our sales mix of products; climate change, global warming, more stringent climate change regulations, accords, mitigation efforts, greenhouse gas regulations or other legislation designed to address climate change; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions and divestitures and related uncertainties of entering such transactions; increasing interest rates; challenging markets for talent and ability to attract, develop and retain key personnel; exposure to potential security breaches or other disruptions to our information technology environment and data security; political, economic and other risks from operations in numerous countries including political, economic and social uncertainty and the evolving globalization of our business; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; failure to meet environmental, social and governance (ESG) expectations or standards, or achieve our ESG goals; labor relations or work stoppages; foreign currency exchange rate changes; the performance of our pension plan assets and volatility of discount rates; the price and availability of energy; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2023 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.
Presentation of Non-GAAP Financial Information
EBITDA is a non-GAAP measure used in this release and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release, except for forward-looking measures of EBITDA where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash items that are excluded from the non-GAAP outlook measure. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.
Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EDT. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Three months ended
	September 30,
In millions, except per share amounts	2024	2023
NET SALES	$8,456	$8,431
Cost of sales	6,285	6,360
GROSS MARGIN	2,171	2,071
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	807	831
Research, development and engineering expenses	359	376
Equity, royalty and interest income from investees	99	118
Other operating expense, net	54	32
OPERATING INCOME	1,050	950
Interest expense	83	97
Other income, net	76	25
INCOME BEFORE INCOME TAXES	1,043	878
Income tax expense	200	188
CONSOLIDATED NET INCOME	843	690
Less: Net income attributable to noncontrolling interests	34	34
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$809	$656

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$5.90	$4.63
Diluted	$5.86	$4.59

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	137.2	141.8
Diluted	138.1	142.8

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Nine months ended
	September 30,
In millions, except per share amounts	2024	2023
NET SALES	$25,655	$25,522
Cost of sales	19,250	19,274
GROSS MARGIN	6,405	6,248
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	2,474	2,457
Research, development and engineering expenses	1,107	1,110
Equity, royalty and interest income from investees	325	370
Other operating expense, net	131	78
OPERATING INCOME	3,018	2,973
Interest expense	281	283
Other income, net	1,504	166
INCOME BEFORE INCOME TAXES	4,241	2,856
Income tax expense	618	623
CONSOLIDATED NET INCOME	3,623	2,233
Less: Net income attributable to noncontrolling interests	95	67
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$3,528	$2,166

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$25.47	$15.29
Diluted	$25.31	$15.19

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	138.5	141.7
Diluted	139.4	142.6

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

In millions, except par value	September 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$1,733	$2,179
Marketable securities	518	562
Total cash, cash equivalents and marketable securities	2,251	2,741
Accounts and notes receivable, net	5,387	5,583
Inventories	6,134	5,677
Prepaid expenses and other current assets	1,544	1,197
Total current assets	15,316	15,198
Long-term assets
Property, plant and equipment, net	6,176	6,249
Investments and advances related to equity method investees	1,922	1,800
Goodwill	2,412	2,499
Other intangible assets, net	2,462	2,519
Pension assets	1,208	1,197
Other assets	2,556	2,543
Total assets	$32,052	$32,005

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$4,206	$4,260
Loans payable	441	280
Commercial paper	1,636	1,496
Current maturities of long-term debt	654	118
Accrued compensation, benefits and retirement costs	1,011	1,108
Current portion of accrued product warranty	685	667
Current portion of deferred revenue	1,225	1,220
Other accrued expenses	1,745	3,754
Total current liabilities	11,603	12,903
Long-term liabilities
Long-term debt	4,856	4,802
Deferred revenue	1,090	966
Other liabilities	3,162	3,430
Total liabilities	$20,711	$22,101

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.5 and 222.5 shares issued	$2,612	$2,564
Retained earnings	20,660	17,851
Treasury stock, at cost, 85.4 and 80.7 shares	(10,783)	(9,359)
Accumulated other comprehensive loss	(2,174)	(2,206)
Total Cummins Inc. shareholders’ equity	10,315	8,850
Noncontrolling interests	1,026	1,054
Total equity	$11,341	$9,904
Total liabilities and equity	$32,052	$32,005

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Three months ended
	September 30,
In millions	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$843	$690
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Depreciation and amortization	266	257
Deferred income taxes	(7)	(106)
Equity in income of investees, net of dividends	12	13
Pension and OPEB expense	9	1
Pension contributions and OPEB payments	(13)	(12)
Changes in current assets and liabilities, net of acquisitions
Accounts and notes receivable	270	188
Inventories	(257)	85
Other current assets	(219)	(54)
Accounts payable	(236)	(22)
Accrued expenses	(67)	282
Other, net	39	207
Net cash provided by operating activities	640	1,529

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(259)	(280)
Acquisition of businesses, net of cash acquired	—	7
Investments in marketable securities—acquisitions	(349)	(328)
Investments in marketable securities—liquidations	428	382
Other, net	(83)	(35)
Net cash used in investing activities	(263)	(254)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	141	42
Net borrowings of commercial paper	55	92
Payments on borrowings and finance lease obligations	(163)	(163)
Dividend payments on common stock	(250)	(238)
Payments for purchase of redeemable noncontrolling interests	—	(175)
Other, net	(26)	(24)
Net cash used in financing activities	(243)	(466)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	9	1
Net increase in cash and cash equivalents	143	810
Cash and cash equivalents at beginning of period	1,590	1,802
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,733	$2,612

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Nine months ended
	September 30,
In millions	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$3,623	$2,233
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Gain related to divestiture of Atmus	(1,333)	—
Depreciation and amortization	794	760
Deferred income taxes	(106)	(238)
Equity in income of investees, net of dividends	(74)	(100)
Pension and OPEB expense	28	4
Pension contributions and OPEB payments	(72)	(115)
Changes in current assets and liabilities, net of acquisitions and divestiture
Accounts and notes receivable	109	(447)
Inventories	(726)	(318)
Other current assets	(370)	(191)
Accounts payable	27	43
Accrued expenses	(2,000)	543
Other, net	165	333
Net cash provided by operating activities	65	2,507

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(668)	(694)
Acquisition of businesses, net of cash acquired	(58)	(127)
Investments in marketable securities—acquisitions	(1,062)	(976)
Investments in marketable securities—liquidations	1,113	1,002
Cash associated with Atmus divestiture	(174)	—
Other, net	(220)	(65)
Net cash used in investing activities	(1,069)	(860)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	2,623	779
Net borrowings (payments) of commercial paper	140	(566)
Payments on borrowings and finance lease obligations	(1,386)	(391)
Dividend payments on common stock	(719)	(683)
Payments for purchase of redeemable noncontrolling interests	—	(175)
Other, net	(94)	(33)
Net cash provided by (used in) financing activities	564	(1,069)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(6)	(67)
Net (decrease) increase in cash and cash equivalents	(446)	511
Cash and cash equivalents at beginning of year	2,179	2,101
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,733	$2,612

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Components		Engine	Distribution	Power Systems	Accelera	Total Segments	Intersegment Eliminations (1)	Total
Three months ended September 30, 2024
External sales	$2,287		$2,215	$2,942	$912	$100	$8,456	$—	$8,456
Intersegment sales	437		698	10	775	10	1,930	(1,930)	—
Total sales	2,724		2,913	2,952	1,687	110	10,386	(1,930)	8,456
Research, development and engineering expenses	85		147	13	57	57	359	—	359
Equity, royalty and interest income (loss) from investees	12		53	25	20	(11)	99	—	99
Interest income	4		2	7	1	—	14	—	14
EBITDA (2)	351		427	370	328	(115)	1,361	28	1,389
Depreciation and amortization (3)	121		62	31	33	16	263	—	263

EBITDA as a percentage of segment sales	12.9%		14.7%	12.5%	19.4%	NM	13.1%		16.4%

Three months ended September 30, 2023
External sales	$2,780		$2,236	$2,519	$798	$98	$8,431	$—	$8,431
Intersegment sales	456		695	16	646	5	1,818	(1,818)	—
Total sales	3,236		2,931	2,535	1,444	103	10,249	(1,818)	8,431
Research, development and engineering expenses	93		159	14	60	50	376	—	376
Equity, royalty and interest income (loss) from investees	26		62	22	11	(3)	118	—	118
Interest income	8		4	9	3	—	24	—	24
EBITDA (2)	441	(4)	395	306	234	(114)	1,262	(32)	1,230
Depreciation and amortization (3)	120		59	28	30	18	255	—	255

EBITDA as a percentage of segment sales	13.6%		13.5%	12.1%	16.2%	NM	12.3%		14.6%

"NM" - not meaningful information
(1) Included intersegment sales, intersegment profit in inventory and unallocated corporate expenses. There were no significant unallocated corporate expenses for the three months ended September 30, 2024 and 2023, except for $6 million of costs associated with the divestiture of Atmus Filtration Technologies Inc. (Atmus) in 2023.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests. We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors.

(3) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as interest expense. A portion of depreciation expense is included in research, development and engineering expenses.

(4) Included $20 million of costs associated with the divestiture of Atmus.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Components		Engine	Distribution	Power Systems	Accelera	Total Segments	Intersegment Eliminations (1)	Total
Nine months ended September 30, 2024
External sales	$7,647		$6,923	$8,292	$2,508	$285	$25,655	$—	$25,655
Intersegment sales	1,391		2,069	24	2,157	29	5,670	(5,670)	—
Total sales	9,038		8,992	8,316	4,665	314	31,325	(5,670)	25,655
Research, development and engineering expenses	250		468	41	180	166	1,105	2	1,107
Equity, royalty and interest income (loss) from investees	51		158	73	65	(22)	325	—	325
Interest income	21		16	29	7	—	73	—	73
EBITDA (2)	1,230	(3)	1,286	978	866	(333)	4,027	1,279	5,306
Depreciation and amortization (4)	367		181	92	99	45	784	—	784

EBITDA as a percentage of total sales	13.6%		14.3%	11.8%	18.6%	NM	12.9%		20.7%

Nine months ended September 30, 2023
External sales	$8,747		$6,751	$7,494	$2,271	$259	$25,522	$—	$25,522
Intersegment sales	1,471		2,154	42	1,973	14	5,654	(5,654)	—
Total sales	10,218		8,905	7,536	4,244	273	31,176	(5,654)	25,522
Research, development and engineering expenses	287		441	43	189	150	1,110	—	1,110
Equity, royalty and interest income (loss) from investees	71		198	70	42	(11)	370	—	370
Interest income	21		14	24	7	1	67	—	67
EBITDA (2)	1,434	(3)	1,277	940	654	(322)	3,983	(88)	3,895
Depreciation and amortization (4)	368		166	84	91	47	756	—	756

EBITDA as a percentage of total sales	14.0%		14.3%	12.5%	15.4%	NM	12.8%		15.3%

"NM" - not meaningful information
(1) Included intersegment sales, intersegment profit in inventory and unallocated corporate expenses. The nine months ended September 30, 2024, included a $1.3 billion gain related to the divestiture of Atmus and $14 million of costs associated with the divestiture of Atmus. The nine months ended September 30, 2023, included $17 million of costs associated with the divestiture of Atmus.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests. We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors.

(3) Included $21 million and $50 million of costs associated with the divestiture of Atmus for the nine months ended September 30, 2024 and 2023, respectively.
(4) Depreciation and amortization, as shown on a segment basis, excluded the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as interest expense. The amortization of debt discount and deferred costs was $10 million and $4 million for the nine months ended September 30, 2024 and 2023, respectively. A portion of depreciation expense is included in research, development and engineering expenses.

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES
Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Net Income for the reporting periods was as follows:

	Three months ended		Nine months ended
	September 30,		September 30,
In millions	2024	2023	2024	2023
Manufacturing entities
Chongqing Cummins Engine Company, Ltd.	$15	$7	$51	$29
Dongfeng Cummins Engine Company, Ltd.	14	15	51	52
Beijing Foton Cummins Engine Co., Ltd.	6	8	29	33
Tata Cummins, Ltd.	6	6	22	21
All other manufacturers	7	18	41	69
Distribution entities
Komatsu Cummins Chile, Ltda.	15	13	42	40
All other distributors	3	3	10	10
Cummins share of net income	66	70	246	254
Royalty and interest income	33	48	79	116
Equity, royalty and interest income from investees	$99	$118	$325	$370
INCOME TAXES
Our effective tax rate for 2024, excluding discrete items, is expected to approximate 23.5 percent.
Our effective tax rates for the three and nine month periods ended September 30, 2024, were 19.2 percent and 14.6 percent, respectively. Our effective tax rates for the three and nine months ended September 30, 2023, were 21.4 percent and 21.8 percent, respectively.
The three months ended September 30, 2024, contained net favorable discrete tax items of $36 million, or $0.26 per share, primarily due to $20 million of favorable adjustments from tax return amendments, $15 million of favorable return to provision adjustments and $2 million of favorable share-based compensation tax benefits, partially offset by $1 million of other unfavorable adjustments.
The nine months ended September 30, 2024, contained favorable discrete tax items primarily due to the $1.3 billion non-taxable gain on the Atmus split-off. Other discrete tax items were net favorable by $66 million, or $0.47 per share, primarily due to $21 million of favorable adjustments related to audit settlements, $20 million of favorable adjustments from tax return amendments, $18 million of favorable return to provision adjustments and $17 million of favorable share-based compensation tax benefits, partially offset by $7 million of unfavorable adjustments for uncertain tax positions and $3 million of other unfavorable adjustments.
The three months ended September 30, 2023, contained net favorable discrete tax items of $5 million, or $0.03 per share, primarily due to $13 million of favorable return to provision adjustments and $1 million of favorable share-based compensation tax benefits, partially offset by $9 million of unfavorable adjustments for uncertain tax positions.
The nine months ended September 30, 2023, contained net favorable discrete tax items of $5 million, or $0.03 per share, primarily due to $15 million of favorable return to provision adjustments and $5 million of favorable share-based compensation tax benefits, partially offset by $11 million of unfavorable adjustments for uncertain tax positions and $4 million of other unfavorable adjustments.

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Reconciliation of Non GAAP measures - Earnings before interest, income taxes, depreciation and amortization and noncontrolling interests (EBITDA)
We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors. We believe EBITDA excluding special items is a useful measure of our operating performance without regard to the impact of the gain recognized and costs associated with the divestiture of Atmus and restructuring actions. This statement excludes forward looking measures of EBITDA where a reconciliation to the corresponding accounting principles generally accepted in the United States (GAAP) measures is not available due to the variability, complexity and limited visibility of non-cash items that are excluded from the non-GAAP outlook measure.
EBITDA is not in accordance with, or an alternative for, GAAP and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in the Condensed Consolidated Statements of Net Income. Below is a reconciliation of net income attributable to Cummins Inc. to EBITDA for each of the applicable periods:

	Three months ended		Nine months ended
	September 30,		September 30,
In millions	2024	2023	2024	2023
Net income attributable to Cummins Inc.	$809	$656	$3,528	$2,166

Net income attributable to Cummins Inc. as a percentage of net sales	9.6%	7.8%	13.8%	8.5%

Add:
Net income attributable to noncontrolling interests	34	34	95	67
Consolidated net income	843	690	3,623	2,233

Add:
Interest expense	83	97	281	283
Income tax expense	200	188	618	623
Depreciation and amortization	263	255	784	756
EBITDA	$1,389	$1,230	$5,306	$3,895

EBITDA as a percentage of net sales	16.4%	14.6%	20.7%	15.3%

Less:
Gain related to the divestiture of Atmus	—	—	1,333	—
Add:
Atmus divestiture costs	—	26	35	67
Restructuring actions	—	—	29	—
EBITDA, excluding the impact of gain recognized and costs associated with the divestiture of Atmus and restructuring actions	$1,389	$1,256	$4,037	$3,962

EBITDA, excluding the impact of gain recognized and costs associated with the divestiture of Atmus and restructuring actions, as a percentage of net sales	16.4%	14.9%	15.7%	15.5%

CUMMINS INC. AND SUBSIDIARIES
SEGMENT SALES DATA
(Unaudited)
Components Segment Sales by Business
Sales for our Components segment by business were as follows:

2024
In millions	Q1	Q2	Q3	Q4	YTD
Drivetrain and braking systems	$1,232	$1,256	$1,131	$—	$3,619
Emission solutions	971	941	864	—	2,776
Components and software	611	623	581	—	1,815
Atmus (1)	353	—	—	—	353
Automated transmissions	165	162	148	—	475
Total sales	$3,332	$2,982	$2,724	$—	$9,038

(1) Included sales through the March 18, 2024, divestiture.

2023
In millions	Q1	Q2	Q3	Q4	YTD
Drivetrain and braking systems	$1,272	$1,249	$1,177	$1,124	$4,822
Emission solutions	1,056	964	893	922	3,835
Components and software	633	616	583	577	2,409
Atmus	417	417	396	399	1,629
Automated transmissions	179	179	187	169	714
Total sales	$3,557	$3,425	$3,236	$3,191	$13,409
Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2024
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$1,059	$1,184	$1,021	$—	$3,264
Medium-duty truck and bus	995	1,074	1,073	—	3,142
Light-duty automotive	438	461	395	—	1,294
Off-highway	436	432	424	—	1,292
Total sales	$2,928	$3,151	$2,913	$—	$8,992

2023
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$1,114	$1,117	$1,116	$1,052	$4,399
Medium-duty truck and bus	903	942	931	894	3,670
Light-duty automotive	439	445	455	423	1,762
Off-highway	530	484	429	410	1,853
Total sales	$2,986	$2,988	$2,931	$2,779	$11,684

Unit shipments by engine classification (including unit shipments to Power Systems and off-highway engine units included in their respective classification) were as follows:

2024
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	33,600	37,500	32,400	—	103,500
Medium-duty	75,800	79,600	79,200	—	234,600
Light-duty	54,800	57,200	41,400	—	153,400
Total units	164,200	174,300	153,000	—	491,500

2023
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	34,700	36,400	36,300	34,500	141,900
Medium-duty	78,900	76,000	71,300	67,900	294,100
Light-duty	55,000	53,600	53,300	49,600	211,500
Total units	168,600	166,000	160,900	152,000	647,500
Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2024
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$1,001	$990	$1,004	$—	$2,995
Power generation	707	954	1,091	—	2,752
Engines	421	437	402	—	1,260
Service	406	448	455	—	1,309
Total sales	$2,535	$2,829	$2,952	$—	$8,316

2023
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$1,057	$1,019	$995	$1,000	$4,071
Power generation	492	614	606	797	2,509
Engines	456	531	511	499	1,997
Service	401	431	423	417	1,672
Total sales	$2,406	$2,595	$2,535	$2,713	$10,249

Power Systems Segment Sales by Product Line and Unit Shipments by Engine Classification
Sales for our Power Systems segment by product line were as follows:

2024
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$853	$987	$1,055	$—	$2,895
Industrial	420	478	508	—	1,406
Generator technologies	116	124	124	—	364
Total sales	$1,389	$1,589	$1,687	$—	$4,665

2023
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$770	$854	$850	$866	$3,340
Industrial	455	468	475	456	1,854
Generator technologies	118	135	119	107	479
Total sales	$1,343	$1,457	$1,444	$1,429	$5,673
High-horsepower unit shipments by engine classification were as follows:

2024
Units	Q1	Q2	Q3	Q4	YTD
Power generation	3,000	3,700	2,900	—	9,600
Industrial	1,300	1,500	1,700	—	4,500
Total units	4,300	5,200	4,600	—	14,100

2023
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,900	3,300	2,800	3,300	12,300
Industrial	1,500	1,600	1,800	1,800	6,700
Total units	4,400	4,900	4,600	5,100	19,000